EXHIBIT 99.1

Royal Gold Provides 2023 Guidance for GEO Sales, DD&A and Effective Tax Rate

DENVER, COLORADO. APRIL 20, 2023: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced today its guidance for expected total stream and royalty sales volume; depletion, depreciation and amortization expense (“DD&A”); and effective tax rate for calendar year 2023.

Royal Gold expects 2023 gold equivalent ounce1 (“GEO”) sales, DD&A expense and effective tax rate to be as follows:

January 1 – December 31, 2023
Total GEO Sales	320,000 – 345,000 GEO
Gold	235,000 – 250,000 oz
Other Metals	85,000 – 95,000 GEO
DD&A	$490 – 540 / GEO
Effective Tax Rate	17 – 22%

The 2023 GEO sales guidance is based on publicly available production forecasts and certain confidential information and production forecasts provided to Royal Gold from certain operating counterparties. These third-party forecasts have been adjusted by Royal Gold where appropriate based on management’s experience. Additionally, this guidance is based on the following key assumptions, among others:

•	The following commodity prices for 2023 projections: $1,825/oz gold, $22.50/oz silver, $3.80/lb copper, $11.50/lb nickel, $0.90/lb lead, and $1.30/lb zinc;
•	With respect to our Principal Properties[2]:
o	Gold production at the Cortez mine from the Legacy Royalty area (gross royalty rate of approximately 9.4%) of 450,000 to 480,000 ounces with a midpoint of approximately 465,000 ounces, and estimated production from the Cortez Complex Zone (“CC Zone”) (gross royalty rate of approximately 1.6%) of approximately 535,000 ounces[3];
o	The first full year of production at the target throughput rate of 10,000 tonnes per day at the Khoemacau mine;
o	Lower production in the first half of 2023 at the Mount Milligan mine compared to the second half, which is expected to impact sales in the second half of 2023 due to the normal-course lag in timing between concentrate shipments and stream deliveries;
o	The continued mining of lower grade ore from the Andacollo mine through 2023 as anticipated in the mine plan, as well as the remaining impact of extreme weather and unplanned maintenance in the third quarter of 2022, which is expected to affect sales in 2023 due to the normal-course lag in timing between concentrate shipments and stream deliveries;

1 Gold equivalent ounces, or GEOs, is calculated by the Company as revenue (in total or by reportable segment) for a period divided by the average gold price for that same period.

2 As of December 31, 2022, we determined that six of our stream and royalty interests are material to our business: Andacollo, Cortez, Khoemacau, Mount Milligan, Peñasquito and Pueblo Viejo. Please see our Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC”) on February 16, 2023 (the “2022 Form 10-K”), and our Current Report on Form 8-K filed on April 17, 2023, for additional information regarding our Principal Properties.

3 Production estimate for the Legacy Zone was provided to Royal Gold by Barrick Gold Corp. (“Barrick”), the operator of Nevada Gold Mines, LLC, and the production estimate for the CC Zone was calculated using Barrick’s 2023 outlook for Cortez production as provided on February 15, 2023, after subtracting the production estimate for the Legacy Zone.

o	Lower gold production from the Peñasquito mine due to lower grade and harder ore mined from the Chile Colorado pit and continued stripping of the next phases of the Peñasco and Chile Colorado pits, with higher silver, lead and zinc production expected from the Chile Colorado pit; and,
o	Continued variable deliveries of silver ounces from the Pueblo Viejo mine with no material deliveries of deferred ounces expected while the expanded plant ramps up to full production levels throughout the year after substantial completion of commissioning, which Barrick expected in the first quarter.

The 2023 Effective Tax Rate guidance assumes no unusual or discrete tax items and no changes in laws or regulations or their interpretation in the jurisdictions where we pay taxes.

This guidance also assumes no new acquisition of additional royalty or stream interests during the remainder of 2023.

Corporate Profile

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production-based interests. As of March 31, 2023, the Company owned interests on 182 properties on five continents, including interests on 40 producing mines and 19 development stage projects. Royal Gold is publicly traded on the Nasdaq Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Alistair Baker
Vice President Investor Relations and Business Development
(720) 554-6995

Forward-Looking Statements: This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements regarding: our estimated total GEO sales volume, DD&A, and effective tax rate for the year ended December 31, 2023, and the assumptions made in determining those estimates. Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: a lower-price environment for gold, silver, copper, nickel or other metals; operating activities or financial performance of properties on which we hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, changes to mine plans and reserves, liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, or contractual issues involving our stream or royalty agreements; timing of deliveries from operators; risks associated with doing business in foreign countries; our ability to identify, finance, value and complete acquisitions; adverse economic and market conditions; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; and other factors described in our reports filed with the Securities and Exchange Commission, including our 2022 Form 10-K. Most of these factors are beyond our ability to predict or control. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

Statements Regarding Third-Party Information: The guidance and the disclosures herein relating to properties and operations on the properties in which Royal Gold holds stream or royalty interests are based primarily on information publicly disclosed by the operators of these properties and information available in the public domain as at the date hereof. Royal Gold does not independently prepare or verify this information and, as the holder of the stream or royalty interest, does not have access to the properties or operations or to sufficient data to do so. Additionally, Royal Gold may from time to time receive information from the operators of the properties that is not publicly disclosed by the operators. Royal Gold is dependent on the operators of the properties to publish property and production information or to provide such information to Royal Gold. There can be no assurance that such third-party information is complete or accurate. Royal Gold’s stream or royalty interests often cover only a portion of the publicly reported mineral reserves, mineral resources, and production of a property or operation and information publicly reported by operators may relate to a larger property or operation than the area covered by Royal Gold’s stream or royalty interest. There are numerous uncertainties inherent in estimates of mineral reserves, mineral resources and production, many of which are outside the operators’ control. As a result, estimates of mineral reserves, mineral resources, and production are subjective and necessarily depend upon a number of assumptions, including, among others, reliability of historical data, geologic and mining conditions, metallurgical recovery, metal prices, operating costs, capital expenditures, development and reclamation costs, mining technology improvements, and the effects of government regulation. If any of the assumptions that operators make in connection with estimates of mineral reserves, mineral resources, or production are incorrect, actual production could be significantly lower than estimated, which could adversely affect Royal Gold’s future revenue and the value of its investments, as well as our guidance for a given period. In addition, if operators’ estimates with respect to the timing of production are incorrect, Royal Gold may experience variances in expected revenue from period to period and shortfalls in our guidance.